LEGG MASON EQUITY TRUST
LIFESTYLE ALLOCATION 100%, 85%, 70%,
50%, 30% AND INCOME FUNDS


Sub-Item 77q1

Registrant incorporates by reference Registrant's Registration statement dated November 19, 2007.
(Accession No. 0001193125-07-250477)